                             [BANK ONE LETTERHEAD]

January 5, 2004

Citigroup Global Markets Inc.
390 Greenwich Street, First Floor
New York, NY 10013
Attention: John Dankel
Fax: (212) 723-8539

     Re:   Affordable Residential Communities LP $125 million 3-year Senior
           Revolving Credit Facility (the "Facility")

Ladies and Gentlemen:

Bank One is pleased to commit to Affordable Residential Communities LP (the
"Borrower" or the "Company") to provide a portion of the above referenced
Facility, for which Citigroup Global Markets Inc. and Merrill Lynch & Co. will act as Joint Lead Arrangers and Joint Book Running Managers. Citicorp North
America will act as Administrative Agent and Merrill Lynch & Co. as Syndication
Agent, in the aggregate amount provided below and substantially on the terms and conditions set forth in the Summary of Terms and Conditions attached to the
Confidential Information Memorandum dated December 2003. Our proposed offered commitment amount ("Offered Commitment Amount") is $15 million.

The Bank acknowledges that it has, independently and without reliance upon
Citigroup Global Markets Inc. and Merrill Lynch & Co. (together, the
"Arrangers") or any of their affiliates, or any other bank, and based on the financial statements of Affordable Residential Communities LP, Affordable
Residential Communities, Inc. and their affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this commitment.

The Bank also acknowledges that entering into the Facility is subject to (i)
upfront fee of 75 basis points, (ii) satisfactory documentation substantially on the terms and conditions set forth in the Summary of Terms and Conditions, and
(iii) Bank One to serve as ARC's cash management service provider. The
Arrangers, or any of their affiliates, shall have no liability or responsibility to the Bank if such Facility is not entered into.

The Bank understands and agrees that the proposed Offered Commitment Amount is subject to acceptance by Affordable Residential Communities LP and the
Arrangers, that the Offered Commitment Amount may be reduced by Affordable
Residential Communities LP and the Arrangers, and that the Arrangers will notify the Bank of the amount of the Bank's accepted commitment ("Allocated
Commitment").

Very truly yours,

/s/ Angela L. Kleiman
----------------------
Angela L. Kleiman

cc:  John Sprengle (via fax 303-294-9946)
     Charlie Moffett